Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent in the incorporation by reference in the Registration Statements listed below pertaining to the Employees’ Savings Plan of Republic Bancorp Inc. of our reports dated March 8, 2005, with respect to the consolidated financial statements of Republic Bancorp Inc., Republic Bancorp Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Republic Bancorp Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Registration Statement No. 333-26515 on Form S-8 dated May 5, 1997
Registration Statement No. 333-26515 on Form S-8 POS dated July 29, 1997
Registration Statement No. 333-83265 on Form S-8 dated July 20, 1999
Registration Statement No. 333-57636 on Form S-8 dated March 26, 2001
Registration Statement No. 333-84842 on Form S-8 dated March 25, 2002
Registration Statement No. 333-105383 on Form S-8 dated March 19, 2003

/s/ Ernst & Young LLP

Detroit, Michigan
March 8, 2005